EXHIBIT 23.1
Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-289418, 333-289417, 333-272830, 333-248104, 333-226972, 333-223889, 333-221247, 333-221246, 333-196434, 333-168029 and 333-154402) and Form S-3 (Nos. 333-272828, 333-268148, 333-238570, 333-233729, 333-222064, 333-221245, 333-218634 and 333-176636) of Niagen Bioscience, Inc. of our report dated March 4, 2026 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Crowe LLP
Costa Mesa, California
March 4, 2026